FEE SCHEDULE

Escrow account setup fee: *$150.00* *one time charge*

Accounting and disbursement fee: *$100 or 1/10th of 1% of invested amount per each investor*

All accounting and disbursement fees will be deducted at time of funds disbursement.

Escrow Agent:
Sunwest Trust, Inc.

Arthur Dougherty, President

6/17/09
Date

Grantor:
Christian Stanley, Inc.

x Daniel C. S. Powell
Daniel Christian Stanely Powel, Chairman

6/17/09
Date

Investor:

Signature

Date

Printed Name